Exhibit 10.4

INTEGRATED PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

March 1, 2004

Integrated Pharmaceuticals, Inc., an Idaho corporation having an address of 56 Roland Street, Boston, MA 02129 (the "Company") and James C. Czirr, an individual having an address of 425 Standish Dr., Sandpoint, ID 83864 (the "Consultant"), hereby agree as follows as of the date first written above (the "Effective Date "):

Background:

The Company has requested the Consultant to provide certain consulting services in connection with corporate and public relations, strategic planning, organization of production, marketing strategies and incentive programs, and other professional tasks for the Company as it may request (the "Services"). The Consultant is willing to provide Services to the Company on the terms and conditions herein set forth.

Agreement:

1. Provision of Services. The Consultant agrees to provide Services as stated above and as directed by the Company.

2. Term. The term of this Consulting Agreement shall initially be for a period of twelve months. The parties may extend the term from time to time as they deem appropriate.

3. Compensation. In consideration of the Services, the Company pay the Consultant (i) a signing bonus in the amount of $100,000, (ii) a quarterly fee payable in the amount of $50,000 per quarter, and (ii) a stock purchase warrant substantially in the form attached hereto as Exhibit A, granting the Consultant the right to purchase up to 472,000 shares of the Company's common stock, exercisable at $1.00 per share, with such warrant to vest as follows: 250,000 as of the warrant grant date, and 37,000 on each of the first four three-month anniversaries of the grant date, for a total of 472,000 shares, provided that the Consultant continues to be a Consultant of the Company on each applicable vesting date. If the Consultant ceases to be a Consultant before the warrant is fully vested, the warrant will vest for the period in which such termination occurs, pro rata as of the termination date based on the amount that would have otherwise vested for the full period.

         4. Expenses. The Company shall reimburse the Consultant for out-of-pocket expenses reasonably incurred by the Consultant in the course of performing the Services, provided Consultant delivers vouchers or other documentation evidencing such expenses to the satisfaction of the Company. Any expense out of pocket expense more than $200 has to be approved by the company.

5. Termination. The Company shall have the right, upon written notice thereof to the Consultant, to terminate immediately the Consultant's engagement pursuant to this Agreement (such termination, for "cause") if the Consultant (i) is grossly negligent in the performance of Services and other duties hereunder, (ii) is convicted of a felony or other violation which in the reasonable judgment of the Company' senior management could materially impair the Company from substantially meeting its business objectives, (iii) has in the reasonable judgment of such management breached Section 6, 7 or 8 hereof, or (iv) is found to have committed any act of fraud, misappropriation of funds or embezzlement with respect to the Company.

No termination of this Consulting Agreement shall affect the obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Consulting Agreement, including, without limitation, as set forth under Section 6, 7 or 8 hereof. The effective date of termination of this Consulting Agreement is referred to as the "Termination Date".

6. Property; Confidentiality.

(a) Definitions. For the purposes of this Consulting Agreement the following terms shall have the meanings set forth below:

"Confidential Information" shall mean all information related to the business, operations, products or services of the Company, and all reports, presentations, drawings, know-how, data, inventions, discoveries, improvements, ideas, plans, analysis, memoranda and other information or materials provided to Consultant by or on behalf of the Company and/or its subsidiaries and other affiliates, collectively and individually, or developed by Consultant in connection with Consultant's engagement by the Company (including, without limitation, the Work) or arising out of the Work, or preparation for it or other related activities.

 "Work" shall mean all designs, plans, presentations, reports, know-how, data, inventions, discoveries, improvements, ideas, trademarks, copyrights, and other works of authorship, and all other materials, information, work or other intangible or intellectual property, collected, prepared, developed or edited by Consultant in the performance of or in connection with the Services.

For the purpose of this Section 5, the term "Company" shall include the Company and its respective subsidiaries and other affiliates, collectively and individually.

(b) Confidentiality. Consultant agrees to (i) refrain from using the Confidential Information for any purpose that would be adverse to the interests of the Company, and (ii) hold the Confidential Information strictly confidential and not disclose it to any person or entity other than the Company's employees or representatives. The foregoing obligations shall not apply to any information that (i) is publicly known at the time of its disclosure, (ii) is lawfully received by Consultant from a third party not under an obligation of confidentiality to the Company, (iii) is published or otherwise made known to the public by the Company, or (iv) was generated independently by Consultant without reference to or the use of Confidential Information. Consultant's obligation under this subsection shall survive any termination of this Consulting Agreement.

(c) Return of Confidential Information. Consultant shall deliver promptly to the Company after the Termination Date, and at any other time as the Company may request, all Confidential Information, which shall at all times be and remain the property of the Company.

7. Non-Competition. The Consultant agrees that during the period in which he provides Services and for five (5) years after the Termination Date, without prior written permission from the Company, the Consultant will not use the Confidential Information, Work or other results of the Services in any manner which could directly or indirectly compete with the business of the Company. For purposes of the foregoing, the Consultant shall not, directly or indirectly, be engaged by or invest in any entity involved in the application of gluconate-based chemistry as a technique to reduce toxicity of, or increase efficacy of, pharmaceuticals (a " Competitive Entity"), whether by way of becoming an agent, employee, director, officer, partner, stockholder, consultant or otherwise; provided, however, that the foregoing shall not prohibit the Consultant from merely investing in any entity competitive with the Company whose securities are listed on a national securities exchange, or traded in any established over-the-counter securities market.

 8. Non-Solicitation. During the period in which Services are rendered and for a period of two (2) years immediately after the Termination Date, the Consultant shall not (i) either directly or indirectly solicit or take away, or attempt to solicit or take away employees of the Company, either for the Consultant's own business or for any other person or entity, or (ii) either directly or indirectly recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company.

9. Injunctive Relief. The Consultant acknowledges that a violation of Sections 6, 7 or 8 of this Consulting Agreement would cause irreparable harm to the Company for which no adequate remedy at law exists and the Consultant therefore acknowledges and agrees that, in addition to any other remedies available, the Company shall be entitled to injunctive relief to enforce the terms of this Consulting Agreement, without waiving available damages, remedies or other relief.

10. Independent Contractor. The Consultant is an independent contractor, and is not, and shall not be considered (by virtue of this Consulting Agreement or otherwise) an employee, agent, partner or joint venturer of the Company, whether for tax purposes or any other purpose. The Consultant is not authorized to act on behalf of the Company, and shall not have the right to bind the Company to any agreement with a third party or to incur any obligation or liability on behalf of the Company.

11. Dispute Resolution.

The parties shall follow the following dispute resolution processes in connection with any and all disputes, controversies or claims arising out of this Consulting Agreement:

(i) The Company and the Consultant (collectively, the "Parties" and individually, a "Party") shall attempt to settle any disputes through good faith negotiations between and among them.

(ii) If the Parties should fail to resolve the dispute within 30 days after the date of the initial demand for negotiation, then the Parties shall refer the matter to mediation conducted by JAMS/Endispute, Boston, Massachusetts office, or such other mediation service as the Parties may mutually agree upon, and shall attempt in good faith to settle the dispute before such mediation agency. Each Party shall bear its own expenses in connection with the mediation, and shall equally share the filing and other administrative fees of the mediation service. The Parties shall be represented in the mediation by representatives having final settlement authority over the matter in dispute.

(iii) Any dispute not finally resolved within 90 days after the initial demand for negotiation shall be referred to the American Arbitration Association, Boston, Massachusetts Office ("AAA") for binding arbitration. Selection of one neutral arbitrator by the Parties shall be from the panel list provided by the AAA and in accordance with the appointment rules of the AAA. Each Party shall bear its own expenses in connection with any arbitration and the Parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator; provided, however, that the prevailing Party shall be entitled to receive from the non-prevailing Party reimbursement of all expenses, including without limitation reasonable attorneys' fees, incurred in connection with any such arbitration proceeding.

12. Compliance by Consultant Personnel. Consultant represents and warrants that (i) it has informed and will inform such of its employees, agents or other personnel, if any, who perform Services as to the requirements of this Consulting Agreement and (ii) such employees, agents or other personnel shall have entered into such written agreements with Consultant in order to assure that the Company shall have the benefits of the rights and obligations under Sections 6, 7 and 8 hereof.

 13. Miscellaneous.

(a) Entire Agreement; Amendment. This Consulting Agreement constitutes the entire understanding of the parties with respect to its subject matter, may be modified only in a writing signed by both parties, and shall supersede any and all other agreements between them regarding such subject matter.

(b) No Assignment. This Consulting Agreement shall not be transferred or assigned by either party without the prior written consent of the other party.

(c) Waiver. Any waiver of a violation of this Consulting Agreement shall only constitute a waiver of that particular violation and shall not constitute a waiver of any different or continuing default. The exercise of any right or remedy provided in this Consulting Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

(d) Notices. Any notice or other communication required or permitted to be made under this Consulting Agreement shall be sufficiently made or given on (i) date of personal delivery if delivered in person, (ii) the next day after sending if sent by fax or next-day courier service, or (iii) the third day after mailing if sent certified or registered mail or air mail, postage prepaid, and addressed to the other party at the address set forth on the first page of this Consulting Agreement or to any other address designated by the other party in writing.

(e) Governing Law. This Consulting Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles on conflict of laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

                                        INTEGRATED PHARMACEUTICALS, INC.

                                        By: /s/ Chinmay Chatterjee
                                          ------------------------------------------------------
                                                Chinmay Chatterjee
                                               President

Subject to Exhibit “A” Common Stock Warrant expiration date being December 31, 2014.

                                        By: /s/ James Czirr
                                           --------------------------------------------------------
                                               James Czirr

Exhibit A

COMMON STOCK WARRANT

INTEGRATED PHARMACEUTICALS, INC.

_______________________

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

Right to Purchase 472,000
Shares of Common Stock

        Integrated Pharmaceuticals, Inc., a [Delaware] corporation (the "Company"), hereby certifies that, for value received, James C. Czirr, an individual Consultant"), or any transferee to whom this warrant (the "Warrant ") is properly transferred in accordance with Section 3(c) below (Consultant or any such transferee, the "Holder"), is entitled, on the terms set forth below, to purchase from the Company four hundred seventy two thousand (472,000) fully paid and non-assessable shares of the common stock, par value $0.001 per share (the "Warrant Shares"), of the Company, at a price of $1.00 per share, subject to the vesting schedule, and subject to the adjustments as provided below (the " Purchase Price"). As used herein, the term "Stock" shall mean the Company's presently authorized common stock or any stock into or for which such common stock may hereafter be converted or exchanged prior to or concurrent with the exercise of this Warrant. The Warrant shall vest and become exercisable only as follows, provided, in each case, that the Consultant continues to be a consultant of the Company on each applicable vesting date:

Date	Number of Shares
Effective Date	250,000
June 1, 2004	37,000
September 1, 2004	37,000
December 1, 2004	37,000
March 1, 2005	37,000
July 1, 2005	37,000
October 1, 2005	37,000

If the Consultant ceases to be a director before the warrant is fully vested, the warrant will vest, for the year in which such termination occurs, pro rata as of the termination date based on the amount that would have otherwise vested for the full year.

1. Expiration. This Warrant shall expire upon the first to occur of the following: (i) 5:00 p.m., Eastern Standard time, on December 31, 2014; and (ii) the sale of all or substantially all of the assets of the Company or an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization or series of related transactions in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the surviving corporation, the surviving entity or the entity that controls such surviving entity (such sale of assets or acquisition, a "Merger or Consolidation").

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder for the number of vested Warrant Shares by surrendering this Warrant and the Notice of Exercise attached hereto as Exhibit A properly endorsed to the Company's principal office, accompanied by payment in cash, by check or by wire transfer in an amount equal to the product of the Purchase Price and the number of Warrant Shares indicated on the face of this Warrant.

(b) Taxes. The Company will not be required to pay any tax imposed in connection with any transfer involved in the issuance of a Warrant or a certificate for shares of Stock in any name other than that of the Consultant , and in such case, the Company will not be required to issue or deliver any stock certificate or warrant until such tax is paid.

3.    Cancellation. [ Intentionally Omitted]

4.  Representations and Covenants of the Holder. This Warrant has been issued by the Company in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. The Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that the Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 3.

(c) Disposition of Holder's Rights. This Warrant (and the Stock obtainable upon the exercises of this Warrant) is transferable only if (1) the transfer has been effectively registered under the Act and transferred by the Holder thereof in accordance with such registration, or (2) this Warrant (or the Warrant Shares) is sold without registration in compliance with Rule 144 under the Act or (3) in compliance with a no-action letter issued to the Holder by the staff of the Securities and Exchange Commission. Whenever this Warrant (or the Warrant Shares) may be sold pursuant to Rule 144(k), the restrictions imposed herein shall terminate, and the Holder shall be entitled to receive from the Company, one or more new Warrants (or Stock certificates) not bearing any restrictive legend.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e) Registration Rights Agreement. The Holder understands that its rights to have the Warrant Shares sold in a registered offering under the Act is governed by a Registration Rights Agreement between the Company and the Consultant dated contemporaneously with this Warrant; and that such Registration Rights Agreement imposes certain limitations on the ability of the Holder to sell the Warrant Shares.

5.    Delivery of Stock Certificates on Exercise. Promptly after the exercise of this Warrant and the payment of the Purchase Price pursuant to Section 2(a)  the Company will issue to the Holder or upon the order of the Holder hereof, a certificate or certificates for the number of whole shares of Stock to which the Holder is entitled; provided, however, that (i) the Holder shall have furnished to the Company at the time of such exercise a signed Investment Representation Statement substantially in the form attached hereto as Exhibit B and (ii) the Company will place on each certificate the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT."

Furthermore, the Company will place on each certificate any legend required by any applicable state blue sky law.

6.     Adjustments for Dividends in Other Stock or Property; Reclassifications. The Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, any corporate reorganization other than as provided in Section 1 hereof, or other similar event.

7.     Certificate as to Adjustments. In each case of an adjustment in the Purchase Price or in the number of Warrant Shares receivable on the exercise of the Warrant, the Company, at its expense, will compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which the adjustment is based. The Company will mail a copy of each such certificate to the Holder outstanding at that time.

8.     Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Stock and other stock, or such other stock, securities and property as from time to time are receivable upon the exercise of the Warrant.

9.     Exchange or s Replacement of Warrant. Subject to the provisions of Section 3(c) above, upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face thereof) to the Company at its principal office, the Company, at its expense, will issue and deliver a new Warrant or Warrants exercisable in the aggregate for the same number of shares of Stock, in the denomination or denominations requested, to or on the order of such Holder upon payment by such Holder of any applicable transfer taxes; provided, however, that any transferee of the Warrant shall be required to make the representations set forth in Exhibit B attached hereto.

 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation thereof, the Company at its expense, will issue a replacement warrant in substantially identical form to this Warrant.

10.	Miscellaneous.

(a)   Notice. Notices to the Holder, shall be sent to the following address:

Mr. James Czirr
425 Standish Dr.
Sandpoint, ID 83864

or at such other addresses provided to the Company by the Holder in writing.

Notice to the Company should be sent to:

Integrated Pharmaceuticals, Inc.
56 Roland Street
Boston, Massachusetts 02129
Facsimile: 617-629-2815
Attention: Chinmay Chatterjee, President
With a copy to:
Thomas C. Carey
Bromberg & Sunstein LLP
125 Summer Street
Boston, Massachusetts 02110

or such other addresses provided to the Holder as the Company may request by notifying the Holder in writing. Any Notice shall be delivered in writing. Any such Notice shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service and (v) three (3) days after being deposited in the U.S. mail, First Class with postage prepaid.

(b)   Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(c)  No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

(d)  Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)   Governing Law. This Warrant is delivered in the State of Delaware and shall be construed in accordance with and governed by the laws of such state.

Dated: March 1, 2004	INTEGRATED PHARMACEUTICALS, INC.
/s/ Chinmay Chatterjee ______________________________________________________________ Chinmay Chatterjee, President and CEO

Agreed and accepted:
Dated: March 1, 2004
/s/ James C. Czirr _______________________________________________________ James C. Czirr

EXHIBIT A

NOTICE OF EXERCISE

TO: INTEGRATED PHARMACEUTICALS, INC.

        1.     The undersigned hereby elects to purchase                          shares of Common Stock of Integrated Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant.

        2.     Exercise (Please initial the blank):

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3. Please issue a certificate, or certificates representing said shares of stock, in the name of the undersigned or in such other name as are specified below:

_____________________________ (Name)

_____________________________ (Address)

4. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.

_______________________________________________ Name of Warrant holder
_______________________________________________ Signature of Authorized Signatory
_______________________________________________ Print Name and Title
_______________________________________________ Date

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

                                 Shares of Common Stock
of Integrated Pharmaceuticals, Inc.

        In connection with the acquisition of the above-listed securities the undersigned hereby represents to Integrated Pharmaceuticals, Inc. (the "Company") as follows:

1. The stock to be received upon the exercise of the Warrant (the Warrant Shares”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and it has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the stock acquired upon exercise of the Warrant.

2. The undersigned understands that upon issuance the sale of Warrant Shares will not be registered under the Securities Act of 1933, as amended (the "Act") on the ground that the issuance of securities is exempt pursuant to Section 4(2) of the Act and that the Company's reliance on such exemption is predicated on the undersigned's representations set forth herein.

3. The undersigned agrees that in no event will it make a disposition of any Warrant Shares unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) that the proposed transfer will not violate any of said laws.

4. The undersigned represents that it is able to fend for itself in connection with its purchase of stock as contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and that it has the ability to bear the economic risks (including the risk of a total loss) of its investment.

5. The undersigned acknowledges that the Warrant Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions as set forth therein.

_______________________________________________ Name of Warrant holder
_______________________________________________ Signature of Authorized Signatory
_______________________________________________ Print Name and Title
_______________________________________________ Date